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EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stewart E. McClure, Jr. and Gerard Riker hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Somerset Hills Bancorp (the “Company”);

To the best of their knowledge, the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Stewart E. McClure, Jr.
Stewart E. McClure, Jr.
President, Chief Executive Officer
and Chief Operating Officer

Date: March 25, 2005

By: /s/ Gerard Riker
Gerard Riker
Executive Vice President and
Chief Financial Officer

Date: March 25, 2005